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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report                             January 6, 2000
(Date of earliest event reported)                  (December 30, 1999)




                                  DYNAMEX INC.
             (Exact name of registrant as specified in its charter)

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
         Delaware                      000-21057                         86-0712225
(State or other jurisdiction    (Commission File Number)     (IRS Employer Identification No.)
      of incorporation)
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  1431 Greenway Drive, Suite 345, Irving, TX                     75038
   (Address of principal executive offices)                    (Zip Code)

Registrants' telephone number, including area code          (972) 756-8180


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ITEM 5.  OTHER EVENTS

         On December 30, 1999, Dynamex Inc. (the Company) issued a press release providing an update on a number of issues relating to the ongoing audits of the Company's financial statements, preliminary first quarter 2000 results and other related topics. In addition to the preliminary quarterly results the Company indicated the filing of its FY99 Form 10-K and amended prior period reports will be delayed approximately 60 days pending completion of the audit of its FY99 financial statements and re-audits of prior fiscal years. Based on the above and resulting delays in timely filing audited financial statements with the SEC, the American Stock Exchange (the Exchange) advised the Company it would no longer meet the Exchange's continued listing guidelines after November 15, 1999. Additionally, the Company indicated it has requested limited access to its line of credit and a temporary waiver of covenants under its bank credit agreements. Finally, the Company provided an update on a class action lawsuit and SEC inquiry into the audits and restatement process. This press release is incorporated herein as Exhibit 99.1.


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ITEM 7.  EXHIBITS

99.1     Press release by the Company dated December 30, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DYNAMEX INC.


Dated:   January 6, 2000                       by /s/ Ray E. Schmitz
                                                  ------------------------------
                                                  Ray E. Schmitz
                                                  Vice President - Controller
                                                  (Principal Accounting Officer)


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                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
99.1     Press release by the Company dated December 30, 1999.
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